Exhibit 5.1

[V&E letterhead]

May 22, 2014

Parsley Energy, Inc.

500 W. Texas Ave., Tower I, Suite 200

Midland, TX 79701

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Parsley Energy, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company and the selling shareholders (the “Selling Shareholders”) of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-195230, originally filed with the Securities and Exchange Commission on April 11, 2014 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Initial Registration Statement”). On the date hereof, the Company has filed a registration statement supplemental to the Initial Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”) that incorporates by reference the Initial Registration Statement, which was declared effective on May 22, 2014. The Rule 462(b) Registration Statement relates to the registration of the offer and sale by the Company of an additional 7,015,000 Common Shares (the “Additional Shares”).

Pursuant to the terms of a corporate reorganization (the “Reorganization”) that will be completed in connection with the Offering, (a) the Selling Shareholders will contribute all or a portion of their units in Parsley Energy, LLC to Parsley Inc., and in connection therewith, Common Shares will be issued to the Selling Shareholders and (b) the interests held by the Selling Shareholders in Parsley Energy Employee Holdings, LLC (“PEEH”) will be converted into Common Shares in connection with the merger of PEEH with and into the Company.

In connection with this opinion, we have assumed that (i) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto and (ii) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company, the Selling Shareholders and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Amended and Restated Certificate of Incorporation of the Company and the form of Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, we are of the opinion that when the Additional Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Additional Shares), such Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.